UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

September 5, 2008

Date of Report (date of Earliest Event Reported)

Middle Kingdom Alliance Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000 - 52358	20-4293876
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Sandy Springs Circle, Suite 223, Atlanta, GA 30328

(Address of principal executive offices and zip code)

(404) 257-9150

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

IMPORTANT NOTICES

Middle Kingdom Alliance Corp. (“Middle Kingdom”) and its directors and executive offices may be deemed to be participants in the solicitation of proxies for the special meeting of Middle Kingdom’s stockholders to be held to approve the proposed acquisition discussed in Item 1.01 below. Each of Middle Kingdom’s officers and directors is a common stockholder of Middle Kingdom, and therefore have no rights to any liquidation distribution Middle Kingdom makes with respect to the Class B shares sold in its initial public offering (“IPO”). Therefore, their equity holding will be worthless if Middle Kingdom does not acquire a target business within two years of the IPO as required by Middle Kingdom’s Certificate of Incorporation, unless an extension to such time is approved by its stockholders. Stockholders of Middle Kingdom and other interested persons are advised to read Middle Kingdom’s preliminary proxy statement and definitive proxy statement, when available, in connection with Middle Kingdom’s solicitation of proxies for the special meeting because these proxy statements will contain important information.

The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed acquisition. Stockholders will also be able to obtain a copy of the definitive proxy statement without charge from Middle Kingdom. The preliminary proxy statement and definitive proxy statement, once available may also be obtained without charge at the U.S. Securities and Exchange Commission’s internet site at www.sec.gov.

This Current Report on Form 8-K, including the exhibits contained herein, contains forward-looking statements that involve substantial risks and uncertainties. Other than statements of historical facts, all statements included in this report regarding Pypo Digital Company Limited’s (“Pypo Cayman,” and together with its subsidiaries and affiliates, “Pypo”) or Middle Kingdom’s (together with Pypo, the “parties”) strategy, future operations, future financial position, prospects, plans and objectives of management, as well as statements, other than statements of historical facts, regarding Pypo’s industry, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The parties may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements, and investors should not place undue reliance on the forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements made by the parties. Important factors that could cause actual results or events to differ materially from the forward-looking statements, include among others: the number and percentage of Middle Kingdom Class B stockholders voting against the business combination; changing principles of generally accepted accounting principles; outcomes of government reviews, inquiries, investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the business in which Pypo Cayman is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other distributers of wireless telecommunications devices and products; the time to develop and market new services and products; general economic conditions; and geopolitical events and regulatory changes. Further, the forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments made by the combined company. Neither Middle Kingdom nor Pypo assumes any obligation to update any forward-looking statements.

Item 1.01	Entry into a Material Definitive Agreement.

On September 5, 2008, an Agreement and Plan of Merger, Conversion and Share Exchange (the “merger agreement”) was entered into by and among Middle Kingdom Alliance Corp. (“Middle Kingdom”), MK Arizona Corp. (“MK Arizona”), an Arizona corporation and wholly owned subsidiary of Middle Kingdom, Pypo Digital Company Limited (“Pypo Cayman”), an exempted company incorporated with limited liability in the Cayman Islands, Pypo Holdings (HK) Company Limited (“Pypo HK”), a company incorporated in Hong Kong and a wholly owned subsidiary of Pypo Cayman, Beijing Pypo Technology Group Company Limited (“Pypo Beijing”), a limited liability company established in the People’s Republic of China (the “PRC”) and an indirect wholly owned subsidiary of Pypo Cayman (Pypo Beijing, Pypo Cayman and Pypo HK, are collectively referred to as the “Pypo entities”), and certain shareholders of Pypo Cayman (the “Pypo shareholders”). The Pypo entities and the Pypo shareholders are collectively referred to as the “Pypo parties.”

Redomestication to the Cayman Islands

Pursuant to the merger agreement, upon stockholder approval, Middle Kingdom will complete a corporate reorganization that would result in holders of Middle Kingdom securities holding securities in Pypo China Holdings Limited (“MK Cayman”), a Cayman Islands company rather than in Middle Kingdom, a Delaware corporation. The reorganization involves two steps. First, Middle Kingdom, the current Delaware corporation, will effect a short-form merger pursuant to Section 253 of the General Corporation Law of the State of Delaware in which it will merge with and into MK Arizona, its wholly owned Arizona subsidiary, with MK Arizona surviving the merger. Second, after the merger, MK Arizona will become MK Cayman, a Cayman Islands company, pursuant to a conversion and continuation procedure under Arizona and Cayman Islands law. The reorganization will change Middle Kingdom’s place of incorporation from Delaware to the Cayman Islands. We refer to the entire two-step transaction as the “redomestication.”

The redomestication will result in all of Middle Kingdom’s issued and outstanding shares of common stock and Class B common stock immediately prior to the redomestication converting into ordinary shares of MK Cayman, and all units, warrants and other rights to purchase Middle Kingdom’s common stock immediately prior to the redomestication being exchanged for substantially equivalent securities of MK Cayman. The shares of MK Cayman shall continue to be quoted on the OTC BB or such other public trading market on which its shares may be trading at such time. Middle Kingdom will cease to exist and MK Cayman will be the surviving corporation. In connection therewith, MK Cayman will assume all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Middle Kingdom, including any and all agreements, covenants, duties and obligations of Middle Kingdom set forth in the merger agreement.

Business Combination with Pypo Cayman; Acquisition Consideration

Immediately following the redomestication, MK Cayman will acquire each issued and outstanding ordinary share of Pypo Cayman held by the Pypo shareholders in exchange for an aggregate of 45,000,000 ordinary shares and 3,400,000 MK Cayman Class B warrants. We refer to this share exchange as the “business combination.” In addition, MK Cayman has agreed to issue the Pypo shareholders up to an additional 23,000,000 MK Cayman ordinary shares pursuant to an earn-out provision in the merger agreement (“earn-out shares”) based on the adjusted net income of the combined company during the fiscal years ending March 31, 2010, 2011 and potentially 2012. Pursuant to the merger agreement, the redomestication will not be consummated unless the business combination is also approved. Similarly, the business combination will not take place unless the redomestication is also approved.

The term “adjusted net income” means the “Net Income Attributable to the Parent” as calculated and disclosed pursuant to Statement of Accounting Standards, or SFAS, No. 160, as set forth on the audited consolidated financial statements of MK Cayman comprising a part of the Forms 20-F filed with the SEC for the fiscal years ending March 31, 2010, 2011 or 2012, adjusted to:

•

add back to the “Net Income Attributable to the Parent” any charges for (a) “acquisition-related costs” as defined in and charged to expense pursuant to SFAS No. 141(R) and any other fees, expenses or payments to any third party related to the redomestication or business combination, (b) the amortization of intangibles, and (c) the impairment of goodwill, each of (a) – (c) as it relates to any acquisitions completed in, or pending at the end of, the applicable period (including the redomestication or business combination), by MK Cayman or the Pypo entities;

•

add back to the “Net Income Attributable to the Parent” any out of pocket (i.e., third party) expenses incurred to design, implement and annually assess disclosure controls and procedures and internal controls over financial reporting by MK Cayman or the Pypo entities as a consequence of MK Cayman’s compliance with the Sarbanes-Oxley Act;

•

add back to the “Net Income Attributable to the Parent” any charges for taxes payable by any of MK Cayman, MK Arizona or Middle Kingdom, or by the Pypo entities that are directly attributable to the redomestication or business combination, and that apply to the applicable period; and

•

deduct from the “Net Income Attributable to Parent” the financial statement tax benefit of the amount in the above bullets, computed by multiplying the amount of the adjustment in the above bullets by the statutory tax rate applicable to MK Cayman or the Pypo entity that incurred the expense.

The 23,000,000 earn-out shares will be issued to the Pypo shareholders as follows:

•	10,000,000 earn-out shares will be issued to the Pypo shareholders if MK Cayman’s adjusted net income during either of the fiscal years ending March 31, 2010 or 2011 equals or exceeds $54,000,000; and

•	13,000,000 earn-out shares will be issued to the Pypo shareholders if MK Cayman’s adjusted net income during either of the fiscal years ending March 31, 2011 or 2012 equals or exceeds $67,000,000.

If a change of control (as defined in the merger agreement) of MK Cayman occurs on or prior to the latest date when the earn-out shares may be issuable to the Pypo shareholders, then regardless of whether the targeted net income thresholds have been met, MK Cayman shall issue and deliver to each Pypo shareholder any remaining earn-out shares, if the change of control is approved by a majority of the independent directors then on the board of directors of MK Cayman.

If the change of control (as defined in the merger agreement) is not approved by a majority of the independent directors then on the board, then the earn-out shares may nevertheless be issued and delivered to the Pypo shareholders as follows:

•

if the acquisition consideration delivered to the shareholders of MK Cayman in connection with the change of control has a value (as determined in good faith by a majority of the board of directors of MK Cayman) that is equal to at least $8.80 per share (as equitably adjusted for any stock split, combinations, stock dividends, recapitalizations or similar events), but less than $9.30 per share (as equitably adjusted for any stock split, combinations, stock dividends, recapitalizations or similar events), then 10,000,000 earn-out shares shall be issued and delivered to the Pypo shareholders; or

•

if the acquisition consideration delivered to the shareholders of MK Cayman in connection with the change of control has a value (as determined in good faith by a majority of the board of directors of MK Cayman) that is equal to at least $9.30 (as equitably adjusted for any stock split, combinations, stock dividends, recapitalizations or similar events), then any earn-out shares that have not been issued and delivered, shall be issued and delivered to the Pypo shareholders; or

•

if the shareholders of MK Cayman do not receive any acquisition consideration as a result of the change of control, but the price per share is equal to at least $8.80 (as equitably adjusted for any stock split, combinations, stock dividends, recapitalizations or similar events), but less than $9.30 per share (as equitably adjusted for any stock split, combinations, stock dividends, recapitalizations or similar events), then 10,000,000 earn-out shares shall be issued and delivered to the Pypo shareholders; or

•

if the shareholders of MK Cayman do not receive any acquisition consideration as a result of the change of control, but the price per share is equal to or exceeds $9.30 (as equitably adjusted for any stock split, combinations, stock dividends, recapitalizations or similar events), then any earn-out shares that have not been issued and delivered, shall be issued and delivered to the Pypo shareholders.

Upon the consummation of the redomestication and the business combination, MK Cayman will own 100% of the issued and outstanding ordinary shares of Pypo Cayman. Two of Pypo Cayman’s subsidiaries are also parties to the merger agreement: (a) Pypo Holdings (HK) Company Limited, a company incorporated in Hong Kong and a wholly owned subsidiary of Pypo Cayman, and (b) Beijing Pypo Technology Group Company Limited, a limited liability company established in the PRC and an indirect wholly owned subsidiary of Pypo Cayman.

Representations and Warranties

In the merger agreement, the Pypo parties make certain representations and warranties (with certain exceptions) relating to, among other things: (a) capital structure; (b) proper corporate organization and similar corporate matters; (c) authorization, execution, delivery and enforceability of the merger agreement and other transaction documents; (d) absence of conflicts; (e) required consents and approvals; (f) financial information and absence of undisclosed liabilities; (g) absence of certain changes or events; (h) absence of litigation; (i) licenses and permits; (j) title to shares, properties and assets; (k) ownership of intellectual property; (l) taxes; (m) employment matters; (n) transactions with affiliates and employees; (o) insurance coverage; (p) material contracts; (q) compliance with laws, including those relating to the PRC, foreign corrupt practices and money laundering; (r) brokers and finders; and (s) environmental matters.

In the merger agreement, the Middle Kingdom parties make certain representations and warranties (with certain exceptions) relating to, among other things: (a) capital structure; (b) proper corporate organization and similar corporate matters; (c) authorization, execution, delivery and enforceability of the merger agreement and other transaction documents; (d) absence of conflicts; (e) required consents and approvals; (f) SEC filings; (g) internal accounting controls; (h) solvency; (i) absence of certain changes or events; (j) financial information and absence of undisclosed liabilities; (k) absence of litigation; (l) compliance with laws, including the Sarbanes-Oxley Act of 2002 and foreign corrupt practices and money laundering laws; (m) certain registration matters; (n) brokers and finders; (o) minute books; (p) votes required by Middle Kingdom’s board of directors and shareholders; (q) quotation of securities on the OTC BB; (r) information with respect to the trust fund; (s) transactions with affiliates and employees; (t) material contracts; and (u) taxes.

Conduct Prior to Closing; Covenants

Middle Kingdom and the Pypo entities have each agreed to continue to operate their respective businesses in the ordinary course prior to the closing (with certain exceptions) and not to take certain specified actions without the prior written consent of the other party.

The merger agreement also contains covenants of the parties, including covenants providing for:

•

the parties to use commercially reasonable efforts to obtain all necessary approvals from stockholders, governmental agencies and other third parties that are required for the consummation of the transactions contemplated by the merger agreement, subject to certain limitations;

•

the Pypo entities to use their commercially reasonable efforts to deliver to Middle Kingdom no later than September 30, 2008 the unaudited consolidated balance sheets as of June 30, 2008 and the related consolidated statements of income and statements of cash flows of Pypo Cayman for the period then ended, provided that failure to deliver such financial statements by such time shall not be considered a breach so long as the Pypo entities used commercially reasonable efforts;

•

Middle Kingdom to prepare, file and mail a proxy statement/prospectus and to hold a stockholder meeting to approve the transactions contemplated by the merger agreement, and the Pypo parties to use commercially reasonable efforts to provide any information required or appropriate for inclusion in the proxy statement/prospectus;

•

Middle Kingdom and the Pypo parties not to, directly or indirectly, solicit, encourage or enter into any negotiation or arrangement with any party that could reasonably be expected to lead to a proposal or offer for a stock purchase, asset acquisition, merger, consolidation or other business combination involving either Middle Kingdom, in the case of Middle Kingdom, or the Pypo entities, in the case of the Pypo parties, provided that after November 13, 2008, each of the parties may take these actions and pursue an alternative transaction as long as any definitive agreement entered into with respect to such alternative transaction is conditioned upon the termination of the merger agreement and terminates upon the closing of the business combination; and

•

each of the Pypo parties to waive all right, title, interest or claim of any kind against the Middle Kingdom trust fund; provided that, notwithstanding the foregoing, the Pypo parties have not waived any right, title, interest or claim of any kind against the trust fund that such parties may have as a result of the termination fee provisions in the merger agreement (see the section entitled “Effect of Termination; Termination Fee” below).

Conditions to Closing

General Conditions

Consummation of the merger agreement and the related transactions is conditioned on (a) the Middle Kingdom board not having withdrawn its approval of the terms and conditions of the merger; (b) a majority of the Middle Kingdom common stock and Class B common stock, voting as a group, approving the redomestication; and (c) a majority in interest of the Middle Kingdom Class B common stock voting at the stockholders meeting approving the business combination, with holders of fewer than 20% of the Middle Kingdom Class B common stock outstanding immediately on or before the stockholder meeting related to such vote properly exercising their rights to have their Class B shares converted into a pro rata share of the funds available in the trust account in accordance with Middle Kingdom’s Certificate of Incorporation.

Pypo’s Conditions to Closing

The obligations of Pypo to consummate the transactions contemplated by the merger agreement, in addition to the conditions described above, are conditioned upon each of the following, among other things:

•

the representations and warranties of the Middle Kingdom parties shall be true on and as of the closing date of the merger agreement except where failure to be so true and correct has not had, or would not reasonably be expected to have, a material adverse effect on the Pypo parties, and the Middle Kingdom parties have complied with all required covenants in the merger agreement in all material respects;

•	there shall have been no material adverse effect with respect to Middle Kingdom since June 30, 2008;

•	the receipt of necessary consents and approvals by government authorities and the completion of necessary proceedings;

•	Pypo shall have received a legal opinion, which is customary for transactions of this nature, from counsel to Middle Kingdom;

•

Middle Kingdom shall have filed with the SEC the definitive proxy statement in connection with the stockholders meeting to be called and held for the purpose of voting on the adoption and approval of, among other things, the merger agreement and the transactions contemplated thereby and mailed it to Middle Kingdom’s stockholders;

•

Middle Kingdom shall have maintained its status as a company whose common stock, Class B common stock, Class A warrants and Class B warrants are quoted on the OTC BB and no reason shall exist as to why such status shall not continue immediately following the closing in relation to the quotation of the securities of MK Cayman; and

•	no formal or informal SEC investigation or proceeding shall have been initiated by the SEC against any of the Middle Kingdom parties or any of their officers or directors.

Middle Kingdom’s Conditions to Closing

The obligations of Middle Kingdom to consummate the transactions contemplated by the merger agreement, in addition to the conditions described above in the first paragraph of this section, are conditioned upon each of the following, among other things:

•

the representations and warranties of the Pypo parties shall be true on and as of the closing date of the merger agreement except where failure to be so true and correct has not had, or would not reasonably be excepted to have, a material adverse effect on the Pypo parties, and each of the Pypo parties has complied with all required covenants in the merger agreement in all material respects;

•	there shall have been no material adverse effect with respect to Pypo since March 31, 2008;

•	Middle Kingdom shall have received a legal opinion, which is customary for transactions of this nature, from counsel to Pypo; and

•	no formal or informal SEC investigation or proceeding shall have been initiated by the SEC against any of the Pypo parties or any of their officers or directors.

If permitted under applicable law, either Middle Kingdom or Pypo may waive any inaccuracies in the representations and warranties made to such party contained in the merger agreement and may waive compliance with any agreements or conditions for the benefit of itself or such party contained in the merger agreement. However, the condition requiring that the holders of fewer than 20% of the shares of Middle Kingdom Class B common stock affirmatively vote against the business combination and demand conversion of their Class B shares into cash may not be waived.

Additional Agreements and Covenants

Board Composition

The parties have agreed that upon the closing of the merger agreement and for a period ending not sooner than March 31, 2011 (or March 31, 2012 if the shares subject to the earn-out provision have not been issued prior to such date), the MK Cayman board of directors will consist of seven persons, of which the Pypo shareholders will initially designate six directors and the representatives designated by the Middle Kingdom board of directors will initially designate one director. Of the six directors designated by the Pypo shareholders, at least three will be “independent directors” as such term is defined by the NASDAQ Marketplace Rules.

The MK Cayman board of directors shall, within 60 days following the closing of the merger agreement, establish an audit committee consisting of not less than three independent directors.

Termination

The merger agreement may be terminated and/or abandoned at any time prior to the closing, whether before or after approval of the proposals being presented to Middle Kingdom’s stockholders, by:

•	mutual written consent of the parties;

•

either Middle Kingdom or the Pypo parties, if the closing has not occurred by (a) December 13, 2008, (b) another date which has been approved by the stockholders of Middle Kingdom, provided such date is on or before January 31, 2009, or (c) such other date as may be mutually agreed to;

•

any Pypo party, if there has been a breach by Middle Kingdom of any representation, warranty, covenant or agreement contained in the merger agreement which has prevented the satisfaction of the conditions to the obligations of the Pypo parties at the closing under the merger agreement and the violation or breach has not been waived by the Pypo parties or cured by Middle Kingdom within ten business days after written notice from the Pypo parties;

•

Middle Kingdom, if there has been a breach by the Pypo parties of any representation, warranty, covenant or agreement contained in the merger agreement which has prevented the satisfaction of the conditions to the obligations of Middle Kingdom at the closing under the merger agreement and such violation or breach has not been waived by Middle Kingdom or cured by the Pypo parties within ten business days after written notice from Middle Kingdom;

•

any Pypo party, if the Middle Kingdom board of directors fails to recommend or withdraws or modifies in a manner adverse to the Pypo parties its approval or recommendation of the merger agreement and the transactions contemplated under the merger agreement;

•

either Middle Kingdom or the Pypo parties, if the redomestication and the business combination are not approved, or if holders of 20% or more of Middle Kingdom’s Class B common stock exercise their right to convert their Class B common stock into cash from the trust account; and

•

either Middle Kingdom or the Pypo parties, if, at any meetings of the stockholders of Middle Kingdom (including any adjournments thereof), an extension of deadline for completing the business combination transaction from December 13, 2008 to February 28, 2009 shall fail to be approved and adopted by the affirmative vote of holders of a majority of the outstanding Class B common stock cast at the meeting or if the aggregate number of shares of Class B common stock held by public stockholders of Middle Kingdom who exercise their redemption rights with respect to their Class B common stock in connection with such meeting shall constitute 20% or more of the Class B common stock sold in Middle Kingdom’s initial public offering.

Effect of Termination; Termination Fee

In the event of termination and abandonment by either Middle Kingdom or the Pypo parties, except as set forth below, all further obligations of the parties shall terminate, no party shall have any right against the other party, and each party shall bear its own costs and expenses.

If the Pypo parties terminate the merger agreement due to either: (a) a breach by Middle Kingdom of any representation, warranty, covenant or agreement contained in the merger agreement which has prevented the satisfaction of the conditions to the obligations of the Pypo parties at the closing under the merger agreement, which violation or breach has not been waived or cured as permitted by the merger agreement or (b) the Middle Kingdom board of directors failing to recommend or withdrawing or modifying its recommendation and approval of the merger agreement and the transactions contemplated under the merger agreement, then the Pypo parties will be entitled to damages in the amount of $4,000,000 immediately upon termination as liquidated damages and not as a penalty amount.

If Middle Kingdom terminates the merger agreement due to a breach by the Pypo parties of any representation, warranty, covenant or agreement contained in the merger agreement which has prevented the satisfaction of the conditions to the obligations of Middle Kingdom at the closing under the merger agreement, which violation or breach has not been waived or cured as permitted by the merger agreement, then Middle Kingdom will be entitled to damages in the amount of $4,000,000 immediately upon termination as liquidated damages and not as a penalty amount.

Indemnification

Indemnification by the Pypo Shareholders.

The Pypo shareholders have agreed, on a pro rata basis, to indemnify Middle Kingdom from any damages arising from: (a) any breach of any representation or warranty made by the Pypo entities; (b) any breach by any Pypo entity of its covenants or obligations to be performed at or prior to the closing; or (c) any breach by any Pypo shareholder of its representations or warranties, covenants or obligations in the merger agreement. Notwithstanding the foregoing, however, the representations, warranties, covenants and obligations that relate specifically and solely to a particular Pypo shareholder are the obligations of that particular Pypo shareholder only.

The amount of damages suffered by Middle Kingdom may be paid in cash, or, at the option of the Pypo shareholders, may be recovered by delivery of a specified number of MK Cayman shares owned by the Pypo shareholders. If the Pypo shareholders opt to deliver shares instead of cash, the number of shares to be returned by the Pypo shareholders shall be equal to the aggregate amount of the damages agreed to be paid by the Pypo shareholders, divided by $8.50 and upon delivery to MK Cayman those shares will be cancelled.

Indemnification by Middle Kingdom.

Middle Kingdom agreed to indemnify each of the Pypo parties from any damages arising from: (a) any breach of any representation or warranty made by Middle Kingdom; or (b) any breach by Middle Kingdom of its covenants or obligations in the merger agreement to be performed at or prior to closing.

The amount of damages suffered by the Pypo parties shall be paid in newly issued MK Cayman shares. The number of MK Cayman shares to be issued to the Pypo parties shall be equal to the aggregate amount of the damages agreed to be paid by Middle Kingdom, divided by $8.50.

Limitations on Indemnity.

Neither party will be entitled to indemnification unless the aggregate amount of damages to such party exceeds $1,000,000, and then only to the extent such damages exceed $1,000,000; provided that, with limited exceptions, the aggregate amount of damages payable by the indemnifying party to the indemnified party may not exceed $10,000,000.

Ancillary Agreements

At the closing of the business combination, MK Cayman will enter into the following agreements:

•

lock-up agreements with all of the Pypo shareholders and certain beneficial owners of the Pypo shareholders such beneficial owners, (the “management shareholders”) providing that they not sell or otherwise transfer any of the ordinary shares or Class B warrants of MK Cayman received in the business combination, subject to exceptions for underwritten offerings and transfers by the Pypo shareholders (other than management shareholders) that are in compliance with applicable federal and state securities laws to persons who agree in writing to be bound by the terms of the lock-up agreement, for a period of 12 months from the closing date or, with respect to the earn-out shares, from the date such earn-out shares are issued for the Pypo shareholders and 24 months from the closing date or, with respect to the earn-out shares, from the date such earn-out shares are issued for the management shareholders;

•

a voting agreement that provides, among other things, that, until March 31, 2011 (or March 31, 2012 if the shares subject to the earn-out provision have not been issued prior to such date) at any meeting called for the purpose of electing directors to the MK Cayman board of directors, the Pypo shareholders will agree to vote for one director nominated by Michael Marks and Bernard J. Tanenbaum III, on behalf of the Middle Kingdom stockholders; and

•

a registration rights agreement pursuant to which the Pypo shareholders will be entitled to registration rights for their MK Cayman ordinary shares to be received in connection with the business combination.

Purchase Commitments

ARC Capital Holdings Limited (“ARC”) and Golden Meditech Company Limited (“Golden Meditech”), the principal shareholders of Pypo, and High Capital Funding, LLC (“High Capital Funding”), a shareholder and one of the sponsors of Middle Kingdom, and/or its designee(s) have agreed in principle to purchase up to $10,500,000 in shares of Middle Kingdom Class B common stock if such purchase is required to obtain the approval of the proposed business combination by the Middle Kingdom Class B common stockholders. Of such amount, ARC and Golden Meditech have each agreed to purchase up to $5,000,000 of said shares, and High Capital Funding, and/or its designee(s), up to $500,000. The parties do not presently intend to purchase any shares at a price exceeding $8.40 which represents the estimated liquidation distribution per share that Class B common stockholders might receive in the event stockholders did not approve the business combination and Middle Kingdom was forced to liquidate. Accordingly, assuming a purchase price of 8.40 per share, the parties would be able to purchase 1,250,000 shares of Class B common stock with the maximum proposed investment of $10,500,000. It cannot be presently determined how many shares, if any, of the Middle Kingdom Class B common stock will be purchased by said parties.

Such purchases, if any, may occur at any time subsequent to the filing of the Form S-4 Registration Statement (subject to compliance with applicable securities laws) and continue up through the stockholders meeting date, including any adjournments. Middle Kingdom will file a Current Report on Form 8-K immediately prior to the commencement of any purchases reporting any material change in the amount per share available upon liquidation of the trust as set forth in the Company’s public filings, including the Form S-4, or any amendment thereof.

In addition, other affiliates of Pypo or Middle Kingdom may choose to buy shares of Middle Kingdom Class B Common Stock in the open market and/or negotiated private purchases. In the event that purchases do occur, the purchases may be aimed to purchase shares from stockholders who would otherwise have voted against the transaction and elected to convert their shares into a portion of the trust account. This would have the effect of making it more likely that the transaction would be consummated. Any shares of Middle Kingdom Class B common stock purchased by the affiliates of Pypo or Middle Kingdom will be voted in favor of the transaction. This would have the effect of reducing the number of other public stockholders of Middle Kingdom that would have to vote in favor of the transaction in order for the transaction to be approved. The affiliates will not convert any shares that they purchased in the open market provided; however, that in the event the transaction with Pypo is not consummated and Middle Kingdom is forced to liquidate, the affiliate purchasers will be able to receive liquidation distributions for such shares in the event that the transaction with Pypo was not consummated and Middle Kingdom was forced to liquidate.

Post Transaction Management

The combined company will be managed by the following individuals:

•	Mr. Dongping Fei, currently the chief executive officer of Pypo, will become the chief executive officer and a director of MK Cayman;

•	Mr. Kim Chuan (“Jackie”) Leong, currently the chief financial officer of Pypo, will become the chief financial officer of MK Cayman;

•

Mr. Clement Kwong, the co-founder and managing director of an entity that is a 33.0% shareholder of Pypo, will serve as a senior vice president of corporate strategy MK Cayman, responsible for investor relations management;

•	Mr. Kuo Zhang, currently the chairman of Pypo Beijing’s board of directors, will serve as chairman of MK Cayman’s board of directors;

•	Mr. Hengyang Zhou, currently the chief operating officer of Pypo Beijing, will serve as executive vice president of Pypo Beijing and president of distribution;

•

Mr. Francis Kwok Cheong Wan, currently a senior vice president of Pypo Beijing and the chief executive officer of Pypo’s e-commerce business, will become vice president of Pypo Beijing and president of e-commerce; and

•	Mr. Bernard J. Tanenbaum III, the current chief executive officer of Middle Kingdom, will serve as senior vice president of communications of MK Cayman.

Employment Agreements

Each of Mr. Zhang and Mr. Fei has entered into an employment agreement with Pypo Cayman and each of Mr. Zhou and Mr. Wan has entered into an employment agreement with Pypo Beijing. The employment agreements become effective on the date of the consummation of the business combination and are for terms of three years. Mr. Zhang will be employed as the chairman of the board of Pypo Cayman; Mr. Fei will be employed as the chief executive officer of Pypo Cayman; Mr. Zhou will be employed as the executive vice president of Pypo Beijing and president of distribution; and Mr. Wan will be employed as the vice president of Pypo Beijing and president of e-commerce. Each executive will receive an initial base salary of $170,965. The boards of directors of Pypo Cayman and Pypo Beijing will adjust base salaries annually to reflect increases in the cost of living. An executive’s base salary may also be increased if the executive’s workload substantially increases as a result of an expansion in the business of his employer or its subsidiaries or controlled affiliates. In addition, an executive’s base salary will be correspondingly adjusted if the salaries of all other employees of his employer or its subsidiaries and its controlled affiliates are adjusted.

Each executive’s employment agreement will provide for an annual bonus based on the executive’s performance and the financial performance of his employer. Annual bonuses will be determined by each employer in its sole discretion and will be approved by its board of directors. Subject to the approval of its board of directors, each employer may also grant share options or other equity incentives to the executives.

Pursuant to the employment agreements, the employer will pay tuition and other costs, including a reasonable living allowance, arising from an executive’s enrollment in any full-time or part-time business study program at an appropriate university and in a subject relevant to the executive’s scope of work. An executive’s enrollment in such a program will require prior approval by his employer’s board of directors, in the case of Mr. Fei or Mr. Zhang, or his employer’s chief executive officer, in the case of Mr. Zhou or Mr. Wan.

Each executive will also be eligible to participate in the benefits generally made available to the employer’s executives in accordance with the benefit plans established by the employer. In addition, the employer will pay for life insurance and medical insurance policies for the benefit of each executive.

If an executive’s employment agreement terminates as a result of the death of the executive, or if an employer terminates an executive’s employment based on the executive’s disability, the employer will pay the executive, or his beneficiaries or estate, as applicable, an amount equal to 18 months’ base salary plus the full amount of any compensation to which the executive was entitled as of the date of termination. If an executive suffers an industrial injury (as defined under applicable PRC laws), the employer will not be able to terminate the executive’s employment without the executive’s consent. If the executive consents to such termination, the employer will pay the executive an amount equal to 18 months’ base salary plus the full amount of any compensation to which the executive was entitled as of the date of termination.

If an employer dismisses an executive without cause (as defined by the PRC Labor Law), or if an executive terminates his employment for good reason (as defined in his employment agreement), the employer will pay the executive the product of his monthly base salary and the number of years the executive was employed pursuant to his employment agreement plus five. If an executive terminates his employment other than for good reason, the executive will be entitled to a contribution bonus in an amount determined by the employer and approved by its board of directors. A contribution bonus shall not exceed the product of the executive’s monthly base salary and the number of years the executive was employed pursuant to his employment agreement plus five. If an executive’s employment agreement expires in accordance with its term without earlier termination or extension, the executive will be eligible to receive an amount equal to eight months’ base salary.

Each of the employment agreements provides for the protection of confidential information and contains non-competition and non-solicitation provisions applicable for a term of 24 months following the termination of the executive’s employment. Each executive will continue to receive his base salary during the term of the non-competition and non-solicitation provisions in consideration of his fulfilling his obligations thereunder.

Employee Stock Option Plan

Following the consummation of the business combination, MK Cayman may adopt a share incentive plan under which it may grant shares or warrants to qualified employees in an amount up to 6% of the total outstanding shares of the combined company.

The foregoing summary of the merger agreement and related agreements does not purport to be complete and is qualified in its entirety by reference to the actual agreements, which are filed as exhibits hereto, each of which is incorporated by reference in this report.

Item 3.02	Unregistered Sales of Equity Securities.

At closing of the merger agreement, the Pypo shareholders will receive 45,000,000 ordinary shares of MK Cayman and 3,400,000 MK Cayman Class B warrants. In addition, MK Cayman has agreed to issue the Pypo shareholders up to an additional 23,000,000 MK Cayman earn-out shares based on the adjusted net income of the combined company during the fiscal years ending March 31, 2010, 2011 and potentially 2012. The ordinary shares and Class B warrants of MK Cayman to be issued to the Pypo shareholders will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from the registration requirements as provided in Section 4(2) of the Securities Act and Section 506 of Regulation D promulgated thereunder.

Item 7.01	Regulation FD Disclosure.

Attached as Exhibit 99.1 is the business presentation filed in connection with the execution of the merger agreement.

The information in Exhibits 99.1 is not “filed” pursuant to the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any Securities Act registration statements. Additionally, the submission of this report on Form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

Item 9.01	Financial Statement and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

10.1	Agreement and Plan of Merger, Conversion and Share Exchange by and among Middle Kingdom Alliance Corp., MK Arizona Corp., Pypo Digital Company Limited, Pypo Holdings (HK) Company Limited, Beijing Pypo Technology Group Company Limited, ARCH Digital Holdings Limited and Capital Ally Investments Limited.

10.2	Form of Voting Agreement among MK Cayman, representatives of Middle Kingdom, and the Pypo shareholders.

10.3	Form of Lock-Up Agreement with the Pypo shareholders.

10.4	Form of Registration Rights Agreement among MK Cayman and the Pypo shareholders.

10.5	Employment Agreement between Kuo Zhang and Pypo Cayman, dated September 5, 2008.

10.6	Employment Agreement between Dongping Fei and Pypo Cayman, dated September 5, 2008.

10.7	Employment Agreement between Hengyang Zhou and Pypo Beijing, dated September 5, 2008.

10.8	Employment Agreement between Francis Wan and Pypo Beijing, dated September 5, 2008.

99.1	Business Presentation.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Middle Kingdom Alliance Corp.

Date: September 11, 2008	By:	/s/ David A. Rapaport
David A. Rapaport,
General Counsel & Secretary